UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2010

MINN-DAK FARMERS COOPERATIVE

(Exact name of Registrant as specified in its charter)

North Dakota	33-94644	23-7222188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7525 Red River Road Wahpeton, North Dakota		58075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (701) 642-8411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        OTHER EVENTS.

On November 15, 2010 Minn-Dak Farmers Cooperative (“the Company”) amended and restated its Revolving Credit Supplement with its primary lender CoBank (“the Bank”), extending the Credit Supplement through December 31, 2011.  Changes to the loan agreement include the following:

•	The Revolving Credit Supplement increased from $45 million to $85 million, a 90% increase for the period November 15, 2010 through May 31, 2011.
•	The Revolving Credit Supplement will decrease from $85.0 million to $45.0 million, a 47% decrease for the period June 1, 2011 through December 31, 2011.

The other major provisions of the Revolving Credit Supplement with the Bank remained the same.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINN-DAK FARMERS COOPERATIVE

Dated: November 15, 2010	By	/S/ David H. Roche
David H. Roche President and Chief Executive Officer